---------------------------------           ------------------------------------
CUSIP NO. 74730W 10 1                13G      Page 11 of 11 Pages
---------------------------------           ------------------------------------

                                    EXHIBIT A

                            Agreement of Joint Filing

                  The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1 of the Act the statement dated February 11, 1997, containing the information required by Schedule 13G, for the 471,008 Shares of the Common Stock of QuadraMed Corporation held by James D. Durham.


Dated:  February 11, 1997

                                                JAMES D. DURHAM



                                                /s/ James D. Durham
                                                _______________________________


                                                TRIGON RESOURCES CORPORATION



                                                By:    /s/ James D. Durham
                                                      __________________________

                                                Title: President
                                                      __________________________


                                            WENTORF INTERNATIONAL CORPORATION



                                            By:     /s/ James D. Durham
                                                  _____________________________

                                            Title:  President
                                                  _____________________________